                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934


|X|      Filed by Registrant.
| |      Filed by Party other than the Registrant

Check the appropriate box:
| |      Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
| |      Definitive Additional Materials
| |      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                               SUITE101.COM, INC.
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):
|X|      No fee required.
| | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. 1) Title of each class of securities to which transaction applies:_______________________
         _______________________________________________________________________
         2) Aggregate number of securities to which transaction applies:________
         _______________________________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________
         4)  Proposed maximum aggregate value of transaction:
         _______________________________________________________________________
         5)  Total Fee Paid:
         _______________________________________________________________________
| |      Fee paid previously with preliminary materials.
| | Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:  __________________________________________
         2)  Form, Schedule or Registration Statement Number:  _________________
         3)  Filing Party:  ____________________________________________________
         4)  Date Filed:  ______________________________________________________

                               SUITE101.COM, INC.
                        1122 MAINLAND STREET - SUITE 210
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5L1

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 4, 2001


         Notice is hereby given that the Annual Meeting of Shareholders of Suite101.com, Inc. (the "Company") will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Monday, June 4, 2001, at 10:00AM, local time, for the following purposes:

         1. To elect four (4) directors of the Company to hold office until the next Annual Meeting of Shareholders in 2002 and until their respective successors are elected and qualified;

         2. To consider and vote on a proposal to approve the adoption of an amendment to the 1998 Stock Incentive Plan; and

         3. To transact such other business as may properly come before the meeting, or any adjournments thereof.

         Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of the Company's Common Stock of record at the close of business on April 27, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting.

         We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which is intended for your convenience.


                                    MITCHELL BLUMBERG, SECRETARY


Dated:  May 2, 2001

                               SUITE101.COM, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS


         The enclosed proxy is solicited by the Board of Directors of Suite101.com, Inc., a Delaware corporation (the "Company"), from the holders of shares of Common Stock, $.001 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Monday, June 4, 2001, at 10:00AM, local time, and at any adjournments thereof.

         The only business which the Board of Directors intends to present or knows that others will present at the Meeting is: (i) the election of four (4) Directors of the Company to hold office until the next Annual Meeting of Shareholders in 2002 and until their successors have been elected and qualified; and (ii) to consider and vote on a proposal to approve the adoption of an amendment to the 1998 Stock Incentive Plan. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of the four (4) Directors named as nominees and in favor of the proposal to approve the adoption of the amendment to the 1998 Stock Incentive Plan. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Mitchell Blumberg, Secretary of the Company, at the address set forth below.

         The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. The proposal to approve the adoption of the amendment to the 1998 Stock Incentive Plan requires the affirmative vote of a majority of the shareholders present in person or represented by a proxy at the meeting and entitled to vote. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

         Abstentions may be specified on the proposal submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on the proposal will have no effect on the outcome of the vote on such proposal where the outcome requires the affirmative vote of a majority of votes cast at the Meeting.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. Under applicable Delaware law, "broker non-votes" on any proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

         Only holders of record of Common Stock as of the close of business on April 27, 2001 are entitled to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 13,155,046 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

         The Company's principal executive office address is 1122 Mainland Street - Suite 210, Vancouver, British Columbia, Canada V6B 5L1, and its telephone number is (604) 682-1400. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's shareholders on or about May 2, 2001.



1.       ELECTION OF DIRECTORS

         At the Meeting, it is proposed to elect four (4) Directors to hold office until the next Annual Meeting of Shareholders in 2002 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the four nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

         The nominees as Director and their age are as follows:

                  Name                                     Age
                  ----                                     ---
                  Peter L. Bradshaw                         66

                  Julia M. Bradshaw                         37

                  Mitchell G. Blumberg                      57

                  Alfred J. Puchala, Jr.                    40

         Mr. Bradshaw, a co-founder of i5ive communications, inc. ("i5ive"), the outstanding stock of which was acquired by the Company on December 10, 1998, has been the Chairman of the Board, chief executive officer and a Director of the Company since December 10, 1998 and of i5ive since April 1996. From April 1993 to April 1996, he was a Director of Mobile Data Solutions, Inc. ("MDSI"), including Chairman of the Board from April 1993 to December 1995. MDSI develops and markets computer aided mobile (wireless) resource management software. Its shares of common stock are traded on the Nasdaq SmallCap Market. From May 1998 to August 1998, he was Chief Executive Officer and from July 1997 to the present, he has been Chairman of the Board of eDispatch.com Wireless Data, Inc (formerly Instep Mobile Communications, Inc.) ("eDispatch.com"), which also develops and markets computer aided mobile (wireless) resource management software. Commencing December 18, 2000, he was reappointed Chief Executive Officer of eDispatch.com. Commencing in September 1996 through January 1998, he was Director of Unitec International Controls Corp. Commencing in 1992 through December 1995, he was Chairman of the Board and Chief Executive Officer of TeleSoft Mobile Data, Inc., a venture capital firm investing in enterprises utilizing wireless data protocol. Mr. Bradshaw has a B.Com. Degree in Commerce and a major in History from the University of British Columbia. Mr. Bradshaw is the father of Julia M. Bradshaw.

         Ms. Bradshaw, a co-founder of i5ive, has been a Director of the Company since December 10, 1998. She has been a Director of i5ive since April 1996. Prior to April 1996, she attended the University of Paris, Sorbonne and the University of British Columbia. In 1992, Ms. Bradshaw earned her B.A. degree from the University of British Columbia with a major in French Literature. Ms. Bradshaw is the daughter of Peter L. Bradshaw.

         Mr. Blumberg was elected a Director of the Company in February 1999. He has been, since June 1994, engaged as a film producer and talent manager in Los Angeles, California, initially with Blumberg Productions, and currently with Blumberg Productions + Management. Prior to June 1994, he was an Executive Vice President of RKO Pictures, Inc. Mr. Blumberg is also a Director of eDispatch.com. Mr. Blumberg holds undergraduate and law degrees from the University of Pennsylvania and an MBA degree from Harvard University.

         Mr. Puchala was elected a Director of the Company in April 1999. Mr. Puchala is a Managing Director of Signal Equity Partners, LLC, a position he has held since April 1996. From April 1989 to April 1996, he was employed by Lazard Freres & Co. LLC, most recently as a Vice President. Mr. Puchala has a BA degree from Yale University, a JD degree from Georgetown University and a M. Econ. degree from New York University.

EXECUTIVE OFFICERS

         The current executive officers of the Company are the following:

            Name            Age                         Position
            ----            ---                         --------
Peter L. Bradshaw            66            Chairman   of  the  Board  and  Chief
                                           Executive Officer

Cara Williams                38            Vice President, Finance

Douglas Loblaw               60            Chief Operating Officer

         Mr. Bradshaw's employment background is described above.

         Ms. Williams has been employed as Vice President, Finance and principal accounting officer of the Company since April 2000. She is a Chartered Accountant. She was employed by PricewaterhouseCoopers LLP from October 1997 to March 2000 and by Ellis Foster, Chartered Accountants, from February 1993 to September 1997. She received a BBA degree with a major in accounting from Simon Fraser University in 1987.

         Mr. Loblaw has been employed as Chief Operating Officer of the Company since January 2001 and from June to December 2000, he was employed by the Company as Director of Operations. He has been employed by Capilano College as an instructor since 1976. Commencing January 1995 to the present, he has been employed as a tutor for the B.C. Open College. Since January 1994, Creative Marketeam Canada Ltd. has engaged him as a marketing consultant. He received a BA degree from the University of Toronto with a major in French Language and Literature.

DIRECTOR AND OFFICER SECURITIES REPORTS

                  The Federal securities laws require our Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any of our equity securities. Copies of such reports are required to be furnished to us. To our knowledge, based solely on a review of the copies of such reports and other information furnished to us, all persons subject to these reporting requirements filed the required reports on a timely basis (unless noted below) with respect to the year ended December 31, 2000.

         The following reports of changes in ownership of our equity securities for 2000 were filed late:

                                                                                           NUMBER
                                                                                           OF DAYS
   DIRECTOR OR OFFICER           LATE FILED REPORT                 DUE DATE                LATE
  Peter L. Bradshaw             Form 4 for December 2000          January 10, 2001           31

  Mitchell G. Blumberg          Form 4 for June 2000              July 10, 2000              184

                                Form 4 for October 2000           November 10, 2000          61

                                Form 4 for November 2000          December 10, 2000          31

  Alfred J. Puchala, Jr.        Form 4 for February 2000          March 10, 2000             337

                                Form 4 for June 2000              July 10, 2000              215

                                Form 4 for October 2000           November 10, 2000          92

  Cara Williams                 Form 4 for June 2000              July 10, 2000              184

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation paid during the Company's three fiscal years ended December 31, 2000 to the Company's chief executive officer. No executive officer received compensation exceeding $100,000 for serving in such capacity at December 31, 2000:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

-----------------------------------------------------------------------------------------------------------------------

                                                                                                COMPENSATION
                                                                                      ---------------------------------
                                                                            OTHER          LONG-TERM          ALL
         NAME AND                              ANNUAL                      ANNUAL            AWARDS/          OTHER
    PRINCIPAL POSITION          YEAR           SALARY          BONUS        COMP.          OPTION (#)         COMP.
Peter L. Bradshaw               1998            Nil             Nil          Nil              Nil              Nil
                                1999          $80,000          $700          Nil         120,000 shares        Nil
                                2000          $80,000          $700          Nil         150,000 shares        Nil


OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2000.

         The following table provides information with respect to the above named executive officer regarding options granted to such person during the Company's year ended December 31, 2000.

                                                   % OF TOTAL OPTIONS/
                            NUMBER OF SECURITIES     SARS GRANTED TO      EXERCISE OR                        MARKET
                              UNDERLYING SARS/        EMPLOYEES IN        BASE PRICE      EXPIRATION        PRICE ON
           NAME             OPTIONS GRANTED (#)        FISCAL YEAR         ($/SHARE)         DATE           DATE OF
                                                                                                             GRANT
--------------------------- --------------------- ---------------------- -------------- ----------------- -------------
Peter L. Bradshaw                150,000(1)                12%               $0.25         21-Dec-05         $0.17


(1) Of which, options to purchase 97,000 shares became exercisable on December 21, 2000 and options to purchase the remaining 53,000 shares become exercisable on December

         21, 2001, provided, however, such options become immediately fully exercisable in the event of a "change of control," as defined, of the Company.


STOCK OPTION HOLDINGS AT DECEMBER 31, 2000.

         The following table provides information with respect to the above named executive officer regarding Company options held at the end of the Company's year ended December 31, 2000 (such officer did not exercise any options during the most recent fiscal year).

                                                                                       VALUE OF UNEXERCISED
                                     NUMBER OF UNEXERCISED OPTIONS                     IN-THE-MONEY OPTIONS
                                        AT DECEMBER 31, 2000(1)                      AT DECEMBER 31, 2000(2)

           NAME                  EXERCISABLE             UNEXERCISABLE           EXERCISABLE        UNEXERCISABLE
--------------------------- ----------------------- ------------------------- ------------------ --------------------
Peter L. Bradshaw                  217,000                   53,000           Nil                Nil


(1) The options are exercisable at prices ranging from $0.25 to $1.50 per share.
(2)      Based on the closing sales price on December 31, 2000 of $0.17.


         On June 1 and October 11, 2000, the effective dates, the Board of Directors approved reductions in the exercise price of certain outstanding stock options held by executive officers and employees of the Company to $1.50 per share. The high bid prices of the common stock on the effective dates were $1.03 and $0.56 per share, respectively. The options were granted between February 23, 1999 and June 12, 2000 at exercise prices ranging from $2.05 to $7.88 per share.

         As set forth in the Company's stock option and incentive plans, stock options are intended to provide incentives to executive officers and employees. The Board of Directors believed that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long-term success. The Board of Directors believed that, at their original exercise prices, the disparity between the exercise price of these options and recent market prices for the Company's common stock did not provide meaningful incentive to the executive officers and employees holding these options to perform to their maximum potential and to work towards the success of Suite101.com. Other comparable companies in the Internet industry have been confronted with this problem and many have made similar adjustments in option prices to motivate their executive officers and employees. The Company's Board of Directors approved the re-pricing of these options as a means of ensuring that the optionees will continue to have meaningful equity incentives to work toward the success of Suite101.com. The adjustment was deemed by the Board of Directors to be in the best interest of Suite101.com and its stockholders.

DIRECTORS COMPENSATION

         The Company's Directors do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings. Pursuant to the terms of the Company's 1998 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board. In addition, on the date of each annual stockholder meeting, each non-employee Board member who is to continue to serve as a non-employee Board member is automatically granted an option to purchase 5,000 shares. Each such option is exercisable at the fair market value of the Company's Common Stock on the date of grant and has a term of ten (10) years, subject to earlier termination following such person's cessation of Board service and subject to certain vesting provisions.
         The Company entered into a service contract with Mr. Blumberg in May 1999. Pursuant to this service contract $30,000 was paid to him during 2000 and $40,000 was paid to him in 1999. This contract ended in June 2000 and was not renewed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Subsequent to June 30, 1998, Northfield Capital Corporation and 284085 BC Ltd., principal shareholders of the Company, advanced or incurred liabilities on behalf of i5ive aggregating $92,721 through November 30, 1998. Such amounts were repaid out of the proceeds of a private sale of our securities completed in April 1999.



2.       APPROVE ADOPTION OF AMENDMENT TO 1998 STOCK INCENTIVE PLAN

INCREASE IN SHARES RESERVED UNDER THE PLAN. The Company's 1998 Stock Incentive Plan (the "Plan") was initially adopted by the board of Directors in December 1998 and subsequently approved by shareholders on June 11, 1999. Under the Plan, 1,200,000 shares of Common Stock were initially reserved for issuance on exercise of options to be granted under the Plan. On June 12, 2000, the shareholders approved an amendment to the Plan increasing the number of shares reserved to 2,400,000. On December 21, 2000, the Directors adopted an amendment to the Plan increasing the number of shares reserved for the grant of options from 2,400,000 to 3,900,000. As of April 27, 2001, options to purchase 3,066,665 shares had been granted under the Plan at prices ranging from $0.25 to $3.53. The foregoing includes options granted to purchase 666,665 shares where the grant of the option is conditioned upon shareholder approval of this proposed amendment to the Plan. As of April 27, 2001, there remained no shares of Common Stock reserved under the Plan for the grant of future options. Management of the Company has used the grant of options under the Plan as an incentive to its officers, employees and Contributing Editors and others. In order to be able to continue to use the grant of options under the Plan as a further incentive, the Board of Directors determined that it was in the best interests of the Company to amend the plan so as to increase the number of shares reserved for the grant of options. Subject to shareholder approval of the adoption of the amendment, management of the Company intends to continue to use the grant of options as an incentive to its officers, employees and Contributing Editors

         DESCRIPTION OF PLAN. The Plan is divided into five separate components:
(i) the Discretionary Option Grant Program under which eligible individuals in the Company's employ or service (including officers and consultants) may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to not less than the fair market value of the Common Stock on the date of grant, (ii) the Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than their fair market value at the time of issuance or as a bonus tied to the performance of services, (iii) the Salary Investment Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants, (iv) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible, non-employee members of the Board of Directors to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date and (v) the Director Fee Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow non-employee Board members the opportunity to apply a portion of any annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

         The Discretionary Option Grant Program and the Stock Issuance Program are administered by the Board of Directors. The Board of Directors, as Plan Administrator, has the discretion to determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under U.S. federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Board of Directors also has the authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program in the event that program is activated for one or more calendar years, but the Board of Directors will not exercise any administrative discretion with respect to option grants made under the Salary Investment Option Grant Program or under the Automatic Option Grant Program or Director Fee Option Grant Program for the non-employee Board members. All grants under those three latter programs will be made in strict compliance with the express provisions of each such program.

         The exercise price for the shares of Common Stock subject to option grants made under the Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

         Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock.

         In the event that the Company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. The Plan Administrator has complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable on an accelerated basis for all of the option shares upon (i) an acquisition or other change in control of the Company, whether or not those options are assumed or continued in effect, or (ii) the termination of the optionee's service within a designated period (not to exceed 18 months) following an acquisition or other change in control in which those options are assumed or continued in effect. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in the majority of the Board of Directors of the Company by reason of one or more contested elections for Board membership, with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

         In the event the Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employees of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $12,000 nor more than $60,000. If such election is approved by the Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

         Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member at any time after the January 1, 1999, whether by appointment by the Board of Directors or election of the stockholders, will automatically receive an option grant for

50,000 shares as of the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Stockholders Meeting of the Company held after the Plan Effective Date, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock. Each automatic grant for the non-employee Board members will have a term of ten (10) years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 50,000 share automatic option grant will vest over a three-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Each 5,000-share automatic option grant will vest upon the individual's completion of one year of Board service measured from the option grant date. However, the shares subject to each automatic grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member.

         Should the Director Fee Option Grant Program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

         The shares subject to each option under the Salary Investment Option Grant and Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of the Company by merger or asset sale,
(ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership. Limited stock appreciation rights will automatically be included as part of each grant made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs and may be granted to one or more officers of the Company as part of their option grants under the Discretionary Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

         The Board of Directors of the Company may amend or modify the Plan at any time, subject to any required stockholder approval. The Plan will terminate on the earliest of (i) 10 years after the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.



              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL

         Adoption of the Proposal requires the affirmative vote of a majority of the votes cast at the meeting.


                      RELATIONSHIP WITH PUBLIC ACCOUNTANTS

         The Company terminated the engagement of Raimondo Pettit Group, its former auditors, on January 25, 1999. The Company's Board of Directors recommended the change in accountants. During the Company's two most recent fiscal years and any subsequent interim period preceding Raimondo Pettit Group's dismissal, there were no disagreements with Raimondo Pettit Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Raimondo Pettit Group, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

         Except for the explanatory paragraph relating to substantial doubt existing about the Company's ability to continue as a going concern, the audit reports of Raimondo Pettit Group on the Company's financial statements as of and for the two years ended December 31, 1997, did not contain an adverse opinion or a disclaimer of an opinion, nor were they qualified or modified as to audit scope, or accounting principles.

         During the Company's two most recent fiscal years and any subsequent interim period preceding Raimondo Pettit Group's dismissal, none of the events referred to in Item 304(a)(1)(v) of Regulation S-K has occurred.

         On January 25, 1999, the Company engaged N.I. Cameron Inc. to audit its financial statements for the year ended December 31, 1998. N.I. Cameron Inc. also audited the Company's financial statements for the year ended December 31, 1999 and management presently expects to retain that firm to audit its financial statements for the year ended December 31, 2001. During the Company's two most recent fiscal years and any subsequent interim period prior to the engagement of N.I. Cameron Inc. on January 25, 1999, neither the Company nor anyone on its behalf consulted N.I. Cameron Inc. regarding the matters referred to in Item 304(a)(2) of Regulation S-K.

         A representative of N.I. Cameron Inc. is not expected to be present at the Meeting.

                             COMMON STOCK OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         As of the Record Date, the Company had issued and outstanding 13,155,046 shares of its Common Stock. The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of the Common Stock by (i) those persons beneficially holding more than five percent of the Company's Common Stock, (ii) the Company's directors who beneficially own shares of the Common Stock and (iii) all of the Company's directors and officers as a group.

Name and Address of Beneficial                    Number of Shares               Percentage of Outstanding
Owner (1)                                        Beneficially Owned(2)                  Common Stock
--------------------------------------------------------------------------------------------------------------------
Peter L. Bradshaw                                      1,727,838(3)                          12.85%

Julie M Bradshaw                                         892,571(4)                           6.74%

Mitchell G. Blumberg                                     225,000(5)                           1.70%
833 Moraga Drive - #12
Los Angeles, CA  90049

Alfred J. Puchala, Jr.                                   160,000(6)                           1.21%
Signal Partners, LLC
10 East 53rd Street
New York, NY  10022

Northfield Capital Corporation                         2,007,136                             15.26%
350 Bay Street, Suite 1100
Toronto, Ontario, Canada M5H 2S6

All officers and directors as a group
   (6 persons)                                         3,005,409                             21.61%

--------------------------------
(1) Unless otherwise indicated, the address of such person is c/o the Company.
(2) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following April 27, 2001.

(3) Includes 1,436,565 shares of Common Stock held by 284085 B.C. Ltd., of which Mr. Bradshaw is an officer, Director and principal shareholder, and 291,273 shares of Common Stock issuable upon exercise of options held by Mr. Bradshaw.
(4) Includes 807,571 shares of Common Stock and options to purchase 85,000 shares of Common Stock.
(5) Includes 125,000 shares of Common Stock and options to purchase 100,000 shares of Common Stock.
(6) Includes 60,000 shares of Common Stock and options to purchase 100,000 shares of Common Stock.




COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         BOARD OF DIRECTORS. The Company's Board of Directors held four meetings during the year ended December 31, 2000. Each of the Company's Directors participated in all of the meetings of the Board and of each committee of the board of which he or she is a member.

         AUDIT COMMITTEE. Messrs. Bradshaw, Blumberg and Puchala constitute the Audit Committee of the Company's Board of Directors. The Audit Committee, among other things, meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board of Directors as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants. The Audit Committee did not meet during the year ended December 31, 2000. Each of Messrs Blumberg and Puchala is in the opinion of the Company's Board of Directors, an "independent director," as that term is defined under the Rules relating to the NASDAQ Stock Market. In the year 2000, the Securities and Exchange Commission adopted new rules relating to the disclosure of information about companies' audit committees. The new rules require that this proxy statement contain a report of the audit committee addressing specific matters and that a company's audit committee charter be included as an attachment to the proxy statement at least once every three years.

         The Company's Audit Committee Charter is included as Appendix A to this Proxy Statement. The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee. The Audit Committee's Report follows.

AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed Suite101.com, Inc.'s audited consolidated financial statements with management. Further, the Audit Committee has discussed with the independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 - Communication with Audit Committees), as amended, relating to the accountants' judgment about the quality of Suite101.com, Inc.'s accounting principles, judgments and estimates, as applied in its financial reporting.

         The Audit Committee also has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants' independence from Suite101.com, Inc. and its subsidiaries and has discussed with the independent public accountants their independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Suite101.com, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                    AUDIT COMMITTEE

                                    Peter L. Bradshaw, Chairman
                                    Mitchell G. Blumberg
                                    Alfred J. Puchala, Jr.

         OTHER COMMITTEES. The Company's Board of Directors has not appointed either a compensation committee or a nominating committee.



SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

         Any proposals which shareholders intend to present for a vote of shareholders at the Company's 2002 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than January 2, 2002.

GENERAL

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, including financial statements, is being mailed to shareholders herewith. However, that report is not part of the proxy soliciting information.


                                    By Order of the Board of Directors

                                    MITCHELL BLUMBERG, SECRETARY



Dated:  May 2, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

         The purpose of the Audit Committee is to assist the Board of Directors by overseeing the internal and external processes relating to the keeping of the Company's financial and accounting records and the preparation of its financial statements.

II.      MEMBERSHIP

         The members of the Audit Committee shall be appointed from time to time by the Board of Directors from among its members. The Audit Committee shall consist of at least two members, a majority of which shall be independent directors. "Independent" is defined as an individual not employed by the Company or its subsidiaries or otherwise having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

III.     MEETINGS

         The Audit Committee shall meet at least two times per year and more frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities under this Charter. The Committee shall report regularly to the Board of Directors on the Committee's activities.

         If the Committee deems it necessary, the Committee may retain special accounting, legal or other advisors to assist it. The Committee shall have access to all books, records, facilities and personnel of the Company. The Committee may request any Company personnel, or the Company's outside legal counsel or outside auditors, to meet with the Committee or any of its members or advisors.

         The Committee shall meet at least annually, in separate executive sessions, with (a) the Company's management and (b) the Company's outside auditors.

IV.      DUTIES AND RESPONSIBILITIES

         The Audit Committee shall:

         OUTSIDE AUDITORS

         1. In consultation with management, select and recommend to the Board of Directors for appointment the Company's outside auditors for the coming fiscal year.

         2. In consultation with management, review and discuss with the outside auditors the scope of their audit and non-audit services and their fees for each.

         3. Require that the outside auditors periodically submit to the Committee a written statement consistent with Independent Standards Board Standard No. 1 delineating all relationships between the outside auditors and the Company.

         4. Discuss with the outside auditors any disclosed relationships or services that may affect their objectivity and independence.

         5. Recommend to the Board any appropriate actions to satisfy itself of the outside auditor's independence.

         6. Recognizing that the outside auditors ultimately are accountable to the Board of Directors and the Audit Committee, evaluate the performance of the outside auditors and, if appropriate, recommend to the Board that the outside auditors be replaced.

         FINANCIAL STATEMENTS AND AUDIT RESULTS

         7. Direct from time to time, as may be appropriate, that one or more of its members discuss with management and the outside auditors the results of the outside auditors' review of the Company's interim financial statements, prior to the Company's quarterly earnings release or to the filing of its Quarterly Report on Form 10-QSB, whichever is earlier.

         8. Review and discuss the Company's audited financial statements and the related auditors' report with management and the outside auditors prior to recommending their approval and inclusion in the Company's Form 10-KSB to the Board. In particular, as applicable before, during and after the audit process:

                   (a) Discuss with financial management and the outside auditors any new auditing and accounting principals and practices that must or may be adopted and their impact on the Company's financial statements.

                   (b) Determine through discussion with the outside auditors that no limitations were placed by management on the scope of their audit or its implementation and that there was a free exchange of information between Company personnel and the outside auditors.

                   (c) Discuss with the outside auditors their judgment about the quality, as well as the acceptability, of the accounting principles which the Company applies in its financial reporting.

                   (d) Periodically discuss areas of known financial risk and uncertainty with management and management's plans to deal with these risks and uncertainties.

         INTERNAL ACCOUNTING PROCEDURES AND CONTROLS

         9. Review with management and the outside auditors reports and recommendations relating to the integrity of the Company's internal accounting procedures and controls.

         10. Review the Company's plans for implementing any necessary or desirable improvements to its internal accounting procedures and controls.

V.       CHARTER AND PROXY STATEMENT REPORTS

         11. The Audit Committee shall review and assess this Charter at least annually and shall recommend to the Board of Directors for adoption any revisions which the Committee believes are necessary or appropriate.

         12. Consistent with the exercise of its business judgment, the Committee shall prepare, for inclusion in the Company's Proxy Statement, the annual Committee report required by the rules of the Securities and Exchange Commission.

VI.      COMMITTEE GOVERNANCE; LIMITS OF RESPONSIBILITY

         13. The Committee shall establish such rules and procedures as it believes are necessary to fulfill its duties and responsibilities under this Charter.

         14. The Committee shall be mindful that its role is one of oversight and that it is not the duty or responsibility of the Committee to plan or conduct audits or to determine if the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of the Company's management to prepare the financial statements and the responsibility of the Company's outside auditors to conduct the audit. It also is not the duty of the Committee to resolve any disagreements between the Company's management and its outside auditors.

                             APPENDIX: FORM OF PROXY


                               SUITE101.COM, INC.
                        1122 MAINLAND STREET - SUITE 210
                   VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5L1



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Peter L. Bradshaw and Ms. Julia M. Bradshaw, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Suite101.com, Inc. held of record by the undersigned on April 27, 2001 at the annual meeting of shareholders to be held on June 4, 2001 or any adjournment thereof.

         1.       Election of Directors

                  | | For all nominees listed below (except as marked to contrary below)

                  | | Withhold Authority to vote for all nominees listed below


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                  Peter L. Bradshaw                     Mitchell G. Blumberg
                  Julia M. Bradshaw                     Alfred J. Puchala, Jr.


         2. The proposal to approve the adoption of an amendment to the 1998 Stock Incentive Plan.

                       | | In Favor     | | Against     | |Abstain

         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.




Dated:  _______________, 2001




     ----------------------------------------------
                                Signature
                                Title (if required)



                                ------------------------------------------------
                                Signature (if held jointly)